UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2023

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Customers Bancorp, Inc. (the “Company”) on May 30, 2023, the shareholders approved an amendment to the Company’s 2019 Stock Incentive Plan which provides for an increase in the total number of shares of the Company’s common stock authorized under that plan by 740,325, from 1,830,000 (the number of shares authorized under the original plan, as amended on May 31, 2022) to 2,570,325.

On April 4, 2023, the Leadership Development and Compensation Committee of the Board of Directors approved the grant of an aggregate of 216,372 restricted stock units ("RSUs") in short-term annual performance awards to certain executives of the Company, with such grants contingent upon the shareholder approval of the amendment to the 2019 Stock Incentive Plan, as described above. The terms of those grants awarded to our named executive officers are as follows:

	Time-Based RSUs (1)
Executive	Granted (#)	Grant Date Fair Value ($) (2)
Jay S. Sidhu	50,748	880,472
Samvir S. Sidhu	17,292	300,000
Carla A. Leibold	18,236	316,388
Andrew H. Bowman	8,646	150,000
Lyle P. Cunningham	13,833	240,000
(1)    The RSUs granted under the short-term annual performance awards vest ratably over three years, with one-third of the shares vesting each year on the anniversary of the grant date.
(2)    Grant date fair values are estimated.

On April 6, 2023, the Leadership Development and Compensation Committee of the Board of Directors approved the grant of an aggregate of 123,953 RSUs in long-term incentive awards to certain named executive officers of the Company, with such grants contingent upon the shareholder approval of the amendment to the 2019 Stock Incentive Plan, as described above. The terms of those grants awarded are as follows:

	Time-Based RSUs		Performance-Based RSUs		Total Long-Term Incentive RSUs
Executive	Granted (#)	Grant Date Fair Value ($) (1)	Granted (#)	Grant Date Fair Value ($) (1)	Granted (#)	Grant Date Fair Value ($) (1)
Jay S. Sidhu	22,945	400,390	34,417	600,577	57,362	1,000,967
Samvir S. Sidhu	16,504	287,995	24,757	432,010	41,261	720,005
Carla A. Leibold	10,132	176,803	15,198	265,205	25,330	442,008
(1)    Grant date fair values are estimated.

The RSUs granted under the long-term incentive awards have the following vesting and performance criteria:

Time-based RSUs - These awards vest ratably over three years, with one-third of the shares vesting each year on the anniversary of the grant date.

Performance-based RSUs - these awards vest three years after their grant date (i.e., cliff vesting) subject to performance with regard to the following metrics:

Metrics	Weighting
3-year Relative Total Shareholder Return	33%
3-year Relative Return on Average Common Equity	33%
3-year Relative Average Non-Performing Assets to Total Assets	34%

For each goal, awards vest based on the Company's performance relative to its peers as follows:

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperformance	110%	125%
Maximum	120%	150%

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 30, 2023 for the purpose of considering and acting upon the below proposals. A total of 31,502,865 shares were outstanding and entitled to vote at the Annual Meeting. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

1.To elect the following three Class III directors of the Company to serve a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES
Robert N. Mackay	23,025,458	42,136	3,118,183
T. Lawrence Way	19,085,182	16,203	3,118,183
Steven J. Zuckerman	23,155,416	16,250	3,118,183

The following additional directors continued in office after the Annual Meeting: Andrea R. Allon, Bernard B. Banks, Robert J. Buford, Rajeev V. Date, Daniel K. Rothermel, and Jay S. Sidhu.

2.    To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

FOR	AGAINST	ABSTAIN
27,485,450	1,139,425	19,398

There were no broker non-votes on the proposal.

3.    To approve a non-binding advisory resolution on executive officer compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,147,876	296,131	82,083	3,118,183

4.    To approve an amendment to the Company's 2019 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,734,137	8,678,837	113,116	3,118,183

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: June 1, 2023